UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Amarin Corporation plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Amarin Comments on Sarissa’s Notice to Call a Special Meeting of Amarin Shareholders

— Highlights Significant Board Refreshment, Operational and Financial Improvements and Engagement with Sarissa Capital Management —

DUBLIN, Ireland and BRIDGEWATER, N.J., January 11, 2023 — Amarin Corporation plc (NASDAQ:AMRN) (“Amarin” or the “Company”) today confirmed receipt of a requisition by Sarissa Capital Management LP (“Sarissa”) to convene a General Meeting of Shareholders (the “Special Meeting”). As appropriate, Amarin will announce the date of the Special Meeting and the record date for shareholders to vote at the Special Meeting in due course, and Amarin shareholders are not required to take any action at this time.

Amarin issued the following statement:

The Company’s preliminary fourth quarter and full year 2022 revenue results provided on January 10, 2023, clearly demonstrate significant progress associated with the Company’s refocused operations. The Company has refreshed approximately 70% of its Board of Directors (“Board”) over the last year, including the appointment of six highly qualified independent directors and the transition of four longer tenured directors. The Board refreshment program has sought to address the changing needs of the Company as it executes its new growth strategy, adding expertise in financial governance, international commercialization, global clinical development and other areas to support the Company’s strategy.

Since Sarissa’s position was made public in November 2021, Amarin has engaged actively with Sarissa. We continue to question Sarissa’s persistent demand for, and expected value contribution from, Board representation, especially in light of the Company’s financial and operational progress and the ongoing Board refreshment program. We believe Sarissa’s proxy contest is misguided, costly and not in the best interest of other Amarin shareholders at this critical time for the Company. Amarin is at a strategic inflection as we are achieving favorable European price and reimbursement decisions, continued stabilization of the U.S. business and progress our international strategy. We believe this contest will create significant disruption and cause considerable harm to the Company’s efforts in driving positive pricing and reimbursement decisions in Europe, continued stabilization of the U.S. business and its international strategy and is detrimental to the Company’s future.

Amarin has made significant progress on its strategic plan and recent cost savings plan.

The Board and leadership team have been executing its strategy of becoming a global, diversified, cardiometabolic player, while demonstrating a stabilization of the Company’s business in the United States. Recent milestones include:

•	Obtained positive pricing and reimbursement decisions in five European markets: England & Wales, Sweden, Austria, Denmark and Finland.

•	Engaged in active ongoing reimbursement negotiations to progress in important markets like Spain, Italy, France, and the Netherlands.

•	Secured six international regulatory approvals, including Hong Kong, Bahrain, Puerto Rico, Saudi Arabia, Australia and Switzerland.

•	Achieved four consecutive quarters of revenue stabilization in the U.S. business despite additional generic competition.

•	Progressed our fixed-dose combination (FDC) program for icosapent ethyl, including initiating the process to seek scientific advice from the European Medicines Agency.

•

Ended 2022 with approximately $310 million in cash and investments, with positive cash flow of approximately $4 million in the fourth quarter of 2022. Amarin’s cash position has improved, in part, due to swift actions to evolve the supply chain strategy and amend supplier agreements to align with current and future demand. Amarin is on track to achieve its goal of $100 million of cost reductions through mid-2023.

Our preliminary fourth quarter and full year 2022 revenue results highlight the significant progress we are making across our key priorities, and we continue to achieve our stated objectives. Most importantly, we have materially reduced our cash burn levels as we focused on operational excellence, strengthened our leadership team and laid the groundwork for a transformational 2023.

Our Board has been overseeing an active and deliberate director refreshment process that commenced in October of 2021 to guide the Company’s new strategic direction.

With the assistance of a renowned global search firm, the Board has appointed six new independent directors within the past year, representing approximately 70% of the Board. Our new directors – Per Wold-Olsen, Adam Berger, Erin Enright, Geraldine Murphy, Dr. Murray Stewart and Chito Zulueta – significantly expand the Board’s expertise across finance, global healthcare and clinical development, critical focus areas for the Company’s strategic objectives. In addition, four longer tenured directors have retired.

The Board has also made significant changes to its leadership, including appointing a new Board Chair and naming new Chairs of all three Board committees.

We have engaged extensively and in good faith with Sarissa.

Contrary to Sarissa’s statements, shortly after Sarissa’s position was made public in November 2021, representatives of Amarin have actively engaged with Sarissa and subsequently followed up on several occasions. Beginning in early March 2022, members of the Amarin Board and management team have engaged with Sarissa in an effort to better understand the firm’s views.

Consistent with our ongoing Board refreshment process and further to our good-faith engagement with Sarissa, the Board expressed its willingness to evaluate candidates Sarissa wished to propose and, on numerous occasions, requested Sarissa share names of potential candidates. Rather than work constructively with the Board, Sarissa waited until shortly prior to Amarin’s 2022 Annual Meeting to then propose five of its own employees as director candidates, a majority of the Board. Furthermore, Sarissa demanded that at least three of these individuals be appointed in a matter of days after the names were disclosed, asking the Board to abandon corporate governance best practices and circumvent our Nominating and Corporate Governance Committee’s established process for evaluating director nominations.

Notwithstanding, after careful consideration of the Sarissa nominees and the interests of all shareholders, the Board identified three of the five candidates as potential candidates for the Nominating and Corporate Governance Committee to interview and who were considered alongside independent candidates the Board identified. Sarissa was kept apprised throughout this process. Neither Sarissa nor any of its director candidates provided any suggestions for steps to advance the Company’s business. At no time during this ongoing process has Sarissa come forward with a detailed business plan or strategy.

Following a comprehensive interview process, the Board unanimously determined to appoint Adam Berger and Geraldine Murphy, who each bring unmatched expertise across investment banking and healthcare manufacturing, supply chain, P&L management and commercial strategy. Most recently, the Board appointed Dr. Murray Stewart as an independent member of the Board, who brings more than thirty years of cardiometabolic academic and industry experience to the Board.

The Board is unified and unwavering in its commitment to acting in the best interests of all shareholders and will continue to take actions it believes will drive sustainable, short and long-term value and position the Company for future growth.

The Board will present its formal recommendation regarding Sarissa’s director nominees in the Company’s definitive proxy statement and other materials to be filed with the Securities and Exchange Commission and mailed to all stockholders eligible to vote at the Special Meeting.

J.P. Morgan is acting as financial advisor. Ropes & Gray LLP and Goodwin Procter LLP are acting as legal advisors to the Company.

About Amarin

Amarin is an innovative pharmaceutical company leading a new paradigm in cardiovascular disease management. From our foundation in scientific research to our focus on clinical trials, and now our commercial expansion, we are evolving and growing rapidly. Amarin has offices in Bridgewater, New Jersey in the United States, Dublin in Ireland, Zug in Switzerland, and other countries in Europe as well as commercial partners and suppliers around the world. We are committed to increasing the scientific understanding of the cardiovascular risk that persists beyond traditional therapies and advancing the treatment of that risk.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to U.S. federal securities law, including beliefs about Amarin’s key achievements in 2022 and the potential impact and outlook for achievements in 2023 and beyond; Amarin’s 2023 financial outlook and cash position; Amarin’s strategic direction and actions management has taken to stabilize our U.S. business and position Amarin for growth and value creation; the runway for growth as Amarin’s strategic focus shifts toward expanding the business in Europe and other international markets; objectives of Amarin’s cost reduction program and other cash preservation initiatives, Amarin’s commitment to identifying and rigorously evaluating new highly qualified, independent candidates for Amarin’s Board of Directors, including full, comprehensive evaluation of Sarissa Capital Management LP’s proposed nominees; and the overall potential and future success of VASCEPA

(marketed as VAZKEPA in Europe) and Amarin generally. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin’s filings with the U.S. Securities and Exchange Commission, including Amarin’s annual report on Form 10-K for the full year ended 2021. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Amarin undertakes no obligation to update or revise the information contained in its forward-looking statements, whether as a result of new information, future events or circumstances or otherwise. Amarin’s forward-looking statements do not reflect the potential impact of significant transactions the company may enter into, such as mergers, acquisitions, dispositions, joint ventures or any material agreements that Amarin may enter into, amend or terminate.

Availability of Other Information About Amarin

Amarin communicates with its investors and the public using the company website (www.amarincorp.com) and the investor relations website (investor.amarincorp.com), including but not limited to investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Amarin posts on these channels and websites could be deemed to be material information. As a result, Amarin encourages investors, the media and others interested in Amarin to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on Amarin’s investor relations website and may include social media channels. The contents of Amarin’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Additional Information

Amarin, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the matters to be considered at any special meeting called at the request of Sarissa. If a special meeting is convened, the Company intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from shareholders. SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WOULD CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s directors and executive officers in Company stock and other securities is included in their SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website (www.amarincorp.com) in the section “Investors” or through the SEC’s website at www.sec.gov. Additional information about Amarin’s directors and executive officers and their interests is set forth in Amarin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 3, 2021, and amended on May 2, 2021, as well as Amarin’s proxy statement for its 2022 Annual General Meeting of Shareholders, which was filed with the SEC on May 24, 2022, and in the Company’s other SEC filings, which can be found through the Company’s website (www.amarincorp.com) in the section “Investors” or through the SEC’s website at www.sec.gov. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, would be set forth in the proxy statement and other materials filed with the SEC in connection with any special meeting convened at the request of Sarissa. Shareholders would be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.amarincorp.com.

Amarin Contact Information

Investor Inquiries:

Lisa DeFrancesco

Investor Relations Amarin Corporation plc

investor.relations@amarincorp.com (investor inquiries)

Media Inquiries:

Mark Marmur

Corporate Communications, Amarin Corporation plc

PR@amarincorp.com (media inquiries)

Or

Matt Sherman / Steve Frankel / Tali Epstein

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449